UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 12, 2015

Date of Report (Date of earliest event reported)

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in Charter)

NEW YORK	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 WEST 57th STREET

NEW YORK, NEW YORK 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 765-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 12, 2015, International Flavors & Fragrances Inc. (the “Company”) issued a press release announcing that it had made a binding offer to purchase Lucas Meyer Cosmetics. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On June 12, 2015, the Company made a binding offer for the acquisition of Lucas Meyer Cosmetics, a business of Unipex Group. Lucas Meyer Cosmetics develops, manufactures and markets ingredients for the cosmetic and personal care industry. Lucas Meyer Cosmetics offers proprietary active ingredients, functional ingredients and delivery systems which address health and wellness macro-trends in the beauty industry in both the developed and emerging markets. Under the terms of the offer, which includes exclusivity protection, the Company will pay approximately 283 million Euros and will fund the acquisition from existing resources. The binding offer was made in order to consult with a French works council of the seller prior to entering into a definitive agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated June 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Date: June 12, 2015	By:	/s/ Richard A. O’Leary
	Name:	Richard A. O’Leary
	Title:	Interim Chief Financial Officer, Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 12, 2015.